UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 6, 2016

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2016, Frank’s International N.V. (the “Company”) announced that it has entered into a definitive merger agreement (“Merger Agreement”) to acquire Blackhawk Group Holdings, Inc. (“Blackhawk”). Blackhawk is the ultimate parent of Blackhawk Specialty Tools LLC, a leading provider of well construction and well intervention services and products. Certain investment funds affiliated with Bain Capital Partners LLC (collectively “Bain Capital”) currently own approximately 70% of the capital stock of Blackhawk. Concurrently with the execution and delivery of the Merger Agreement, Bain Capital and other stockholders of Blackhawk delivered a written consent adopting the Merger Agreement with respect to the shares of Blackhawk capital stock owned by them.

Pursuant to the Merger Agreement, by and among the Company, FI Tools Holdings, LLC, a newly-formed subsidiary of the Company (“Merger Sub”), Blackhawk and Bain Capital Private Equity, LP, solely in its capacity as stakeholder representative, Merger Sub will merge with and into Blackhawk, with Blackhawk surviving the Merger as a wholly-owned subsidiary of the Company. The merger consideration comprises a combination of approximately $150 million of cash on hand and approximately 12.8 million shares of the Company’s common stock (“Common Stock”), on a cash-free, debt-free basis (with approximately $80.0 million of Blackhawk debt being repaid at closing with proceeds from the transaction). The maximum number of shares of Common Stock to be issued upon the consummation of the Merger will be reduced or otherwise adjusted based on (i) the amount of cash paid to non-accredited investors and certain other Blackhawk stockholders (who will receive cash in lieu of Common Stock) and the holders of in-the-money options to acquire Blackhawk common stock (which will be cancelled at the effective time of the Merger) and (ii) post-closing working capital adjustments. It is anticipated that the closing of the transaction will occur during the fourth quarter of 2016.

If the closing occurs, the Company will place certain of the shares of Common Stock comprising the equity consideration in escrow as partial security for Blackhawk’s indemnity obligations under the Merger Agreement, which include indemnities for the benefit of the Company for breaches of Blackhawk’s representations, warranties and covenants and certain other matters (subject to certain limitations). The Merger Agreement contains caps on certain losses arising under the Merger Agreement of up to approximately 17% of the aggregate transaction value. Such caps do not apply to fraud or intentional misconduct. Portions of the escrow will also apply to post-closing working capital adjustments.

The completion of the Merger is subject to a number of closing conditions, including among others, (i) the expiration or termination of applicable U.S. anti-trust laws and the waiting period and receipt of Brazilian merger control approvals, (ii) subject to certain exceptions, the accuracy of the representations and warranties and material compliance with covenants, (iii) the absence of any event, circumstance or change that would have a material adverse effect on Blackhawk and (iv) delivery of various closing documentation. The Merger Agreement also contains certain termination rights for both the Company and Blackhawk, including a right to terminate if the Merger is not consummated by December 5, 2016 (subject to certain exceptions).

In connection with the delivery of shares of Common Stock at closing, the Company will enter into a Registration Rights Agreement with Bain Capital and certain other stockholders of Blackhawk, pursuant to which, among other things, the Company will register the resale of the shares of Common Stock issued to such stockholders of Blackhawk. In addition, Bain Capital will have certain demand registration rights with respect to underwritten offerings that may be undertaken by Bain Capital following the closing. In connection with the grant of these demand rights, the Company has agreed to seek waivers from certain stockholders who were previously granted certain piggyback registration rights pursuant to that certain registration rights agreement, dated August 14, 2013. If the Company is unable to obtain the requisite approvals for such waiver and the holders of the pre-existing piggyback registration rights exercise those rights in respect of an underwritten offering by Bain Capital, the Company has agreed to either (i) repurchase a number of shares of Common Stock from Bain Capital equal to $50M less any shares actually sold by Bain Capital in its underwritten offering (such repurchase may be funded through a primary issuance of shares of Common Stock by the Company, in its discretion) or (ii) purchase such number of shares of Common Stock from the pre-existing holders of the piggyback registration rights such that Bain Capital would no longer be required to reduce the number of shares it proposed to include in its underwritten offering below $50M. All expenses incident to such registrations will be borne by the Company.

The Merger Agreement and related transaction documents contain representations, warranties, covenants and conditions customary for a transaction of this nature. The representations and warranties set forth in the Merger Agreement and related transaction documents were made by the parties to each other as of specific dates and to evidence their agreement on various issues, and were made solely for purposes of the Merger and may be subject to important qualifications and limitations or other factors agreed to by the parties in connection with negotiating the terms of the Merger. Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Merger Agreement or related transaction documents as statements of fact.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the shares of Common Stock is expected to be exempt from registration as a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, among other exemptions. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of shares of Common Stock to be issued in the Merger.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference and the disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 8.01 Other Events

On October 7, 2016, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report on Form 8-K specifically include the following risks: an inability to satisfy all of the conditions to closing set forth in the Merger Agreement; an inability to obtain required regulatory approvals for the Merger, on the expected timing or at all; an inability to realize expected benefits from the Merger or the occurrence of difficulties in connection with the Merger; the risk that the Merger results in the Company incurring unexpected costs, liabilities or delays; the risk that Blackhawk’s business may not be successfully integrated with the Company’s following the closing; and the risk that disruption from the Merger may adversely affect the Company’s and Blackhawk’s business and relationships with their customers, suppliers and employees.

Forward-looking statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that has been filed with the SEC and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 that has been filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated October 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: October 7, 2016	By:	/s/ Alejandro Cestero
Name: Alejandro Cestero
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 7, 2016.